UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2009

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8360 S. Durango Drive, Las Vegas, Nevada		89113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below for a description of an Employment Agreement entered into with Andrew Levy and a Restricted Stock Agreement entered into with Montie Brewer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2009, the Company elected Andrew Levy to serve as the Company’s President. Mr. Levy will continue to serve as the Company’s Chief Financial Officer.

Andrew Levy, age 40, has served as an officer of Allegiant since June 2001. From 1998 to 2001, Mr. Levy held various management positions at Mpower Communications, a telecommunications company. From 1996 to 1998, Mr. Levy worked on airline advisory and transactional work as a vice president with Savoy Capital, an investment company focused on the aviation sector. From 1994 to 1996, Mr. Levy held various positions with ValuJet Airlines including director of contracts with responsibilities for stations agreements, insurance, fuel purchasing and other related activities.

In connection with Mr. Levy’s election as President, the Company and Mr. Levy entered into a new Employment Agreement superseding the existing agreement between the parties. Under the new Employment Agreement, Mr. Levy will receive a base salary of $275,000 per year, will be entitled to participate in the Company’s annual bonus plan and has received equity grants – 27,926 shares of restricted stock and stock appreciation rights with respect to 75,000 shares at a grant price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock and stock appreciation rights will vest over a three-year period subject to acceleration upon termination of employment without cause or upon a change of control.

In addition, the Board of Directors of the Company has selected Montie R. Brewer to fill a vacancy on the Board. As of this time, Mr. Brewer has not been assigned to any Board committee. Mr. Brewer has not been a party to, nor has he had a material interest in, any transaction with the Company nor is there any currently proposed transaction.

Montie R. Brewer served in senior management roles for Air Canada from April 2002 until April 2009, serving as its president and chief executive officer from December 2004 until April 2009. Prior to Air Canada, Mr. Brewer served as senior vice president-planning for United Airlines and previously worked at Northwest Airlines, Republic Airlines, Braniff and TransWorld Airlines.

In connection with his election as a Director and in accordance with the Company’s director compensation policy, Mr. Brewer was granted 1,000 shares of restricted stock which are to vest over a two-year period. The restricted stock is evidenced by a Restricted Stock Agreement entered into between the Company and Mr. Brewer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2009, the Board of Directors of the Company approved an amendment to the Company’s By-laws to set the number of Directors of the Company at six (6).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

October 21, 2009	By:	Andrew C. Levy

Name: Andrew C. Levy
Title: Chief Financial Officer